KOST
LEVARY
and
FORER
C.P.A. (ISRAEL)
A member of
Ernst & Young International

                                     Tel-Aviv     August 11, 1994



                      CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS




               As independent public accountants, we hereby consent to the incorporation by reference in this registration statement on Form S-8 of our reports on the consolidated financial statements of Carmel Containers Systems Ltd., dated March 3, 1994, included in Ampal-American Israel Corporation's FORM 10-K for the year ended December 31, 1993, and to all references to our firm included in this registration statement.



                                          s/ KOST, LEVARY and FORER
                                             KOST, LEVARY and FORER
                                          Certified Public Accountants (Israel)